Exhibit 10.18

FOURTH AMENDMENT TO MASTER VIDEO LOTTERY TERMINATION CONTRACT

This Fourth Amendment to Master Video Lottery Terminal Contract (the “Fourth Amendment”) is entered into this 14th day of July, 2015 by and between the Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island (formerly known as the Division of Lotteries of the Rhode Island Department of Administration) with its principal address at 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the “Division”), and Premier Entertainment II, LLC d/b/a Newport Grand, a Delaware limited liability company (assignee of Newport Grand, LLC), d/b/a Newport Grand, with its principal address at 150 Admiral Kalbfus Road, Newport, Rhode Island 02840 (“Newport Grand”). This Fourth Amendment amends that certain Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated as of November 23, 2005, as amended by that certain Amendment dated January 25, 2006 (the “Amendment”), that certain First Amendment to Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated December 21, 2010 (the “First Amendment”), that certain Second Amendment to Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated May 31, 2012 (the “Second Amendment”), and that certain Third Amendment to Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated May 1, 2013 (the “Third Amendment”), as so amended (the “Master Contract”). The Division and Newport Grand are referred to herein collectively as the “Parties,” and individually, as a party.”

WITNESSETH

WHEREAS, the Division and Newport Grand, LLC entered into that certain Master Video Lottery Terminal Contract dated as of November 23, 2005, which contract has been amended as indicated above;

WHEREAS, in connection with the purchase by Premier Entertainment II, LLC of substantially all of the assets of Newport Grand, LLC, Newport Grand, LLC assigned the Master Contract to Premier Entertainment II, LLC previously on the date hereof, the Division having formally consented to such assignment;

WHEREAS, during the 2015 legislative session of the Rhode Island General Assembly, the State of Rhode Island enacted into law 2015 – H 5900, Substitute A, as amended, Article 11, Sections 16 to 21, which was signed by the Governor of Rhode Island on June 30, 2015 (the “2015 Act”);

WHEREAS, the 2015 Act expressly authorizes and directs the Division to enter into with Newport Grand a fourth amendment to the Master Contract for certain purposes set forth therein; and

NOW, THEREFORE, pursuant to the 2015 Act and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which Is hereby acknowledged, and in consideration of the mutual promises, covenants, obligations and conditions herein contained, the Division and Newport Grand hereby agree as follows:

1	Definitions and Interpretation.

1.1	References to the “Agreement” contained in this Fourth Amendment are, or shall be deemed to be, references to the “Master Contract,” as that term is defined herein, as amended by this Fourth Amendment thereto.

1.2	Any capitalized terms used In this Fourth Amendment but not defined herein shall have the meaning as defined in the Master Contract and/or applicable law, including but not limited to, the 2015 Act.

2	Extension of Term.

2.1	In accordance with Article 11, Section 18(a) of the 2015 Act, Section 2.3B of the Master Contract, as amended by Section 3.2 of the First Amendment, shall be deleted in its entirety and replaced with the following:

“With respect to Newport Grand’s exercise of the Second Extension Term, Newport Grand shall be required to certify to the Division that (i) there are 100 full time equivalent employees at the Newport Grand facility on the date of the exercise of the option for the Second Extension Term; and (ii) for the one-year period preceding the date said Second Extension Term option is exercised, there had been 100 full-time equivalent employees on average, as confirmed by the Rhode Island Department of Labor and Training.

For purposes of this Section 2.3, the term “full-time equivalent employee” means any employee who (i) works a minimum of 30 hours per week, or two or more part-time employees whose combined weekly hours equal or exceed 30 hours per week, and (ii) earn no less than 150% of the hourly minimum wage prescribed by Rhode Island law. In determining the number of employees, there shall be included (i) all employees employed by Newport Grand at Newport Grand; (ii) any employee at Newport Grand of any lessee, concessionaire or other third parties operating at Newport Grand; and (iii) any employee employed by a Newport Grand Affiliate if the employee is working at Newport Grand and is working exclusively on Newport Grand matters. In calculating the number of full-time equivalent employees, state employees shall be excluded.”

2.2	In accordance with Article 11, Section 21 of the 2015 Act, a new Section 2.4 shall be added to the Master Contract as follows:

“In the event that Newport Grand is licensed to host video lottery games and table games at a facility relocated to a location outside of the City of Newport and actually offers video lottery games and table games to patrons at such relocated facility, then Newport Grand shall, no later than the six (6) month anniversary of all such events occurring, certify to the Division that there are one hundred eighty (180) full-time equivalent employees at the relocated Newport Grand facility on such date, and in the event Newport Grand is unable to timely make the foregoing certification, this Agreement shall automatically terminate as of the one year anniversary of all such events occurring.”

3	Net Terminal Income.

3.1	Effective July 1, 2015, in addition to the allocation of net terminal income to Newport Grand under Section 3 of the Master Contract, as revised by Section 5.2 of the First Amendment, the rate of net terminal Income payable to Newport Grand shall increase by one and nine-tenths (1.9) percentage points. (i.e., x% plus 1.9 percentage points equals (x +1.9)%, where “x%” is the current rate of net terminal income payable to Newport Grand). The dollar amount of additional net terminal income paid to Newport Grand with respect to any Newport Grand Marketing Year (as defined in Rhode Island General Laws § 42-61.2-1) as a result of such increase in rate shall be referred to as “Additional Newport Grand Marketing NTI.” The excess, If any, of Newport Grand’s marketing expenditures with respect to a Newport Grand Marketing Year over one million four hundred thousand dollars ($1,400,000) shall be referred to as the “Newport Grand Marketing Incremental Spend.” Beginning with the Newport Grand Marketing Year that starts on July 1, 2015, after the end of each Newport Grand Marketing Year, Newport Grand shall pay to the Division the amount, if any, by which the Additional Newport Grand Marketing NTI for such Newport Grand Marketing Year exceeds the Newport Grand Marketing Incremental Spend for such Newport Grand Marketing Year; provided however, that Newport Grand’s liability to the Division hereunder with respect to any Newport Grand Marketing Year shall never exceed the Additional Newport Grand Marketing NTI paid to Newport Grand with respect to such Newport Grand Marketing Year. The Increase in rate of net terminal income payable to Newport Grand provided for in this Section 3.1 shall sunset and expire on June 30, 2017, and the rate in effect as of June 30, 2013, shall be reinstated.

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4	Miscellaneous.

4.1	Except as modified hereby, the Master Contract shall be and remain in full force and effect, enforceable in accordance with its terms. As such, it is hereby ratified and confirmed.

4.2	This Fourth Amendment contains the entire agreement by and between the Parties with respect to the subject matter of this Fourth Amendment, and supersedes and replaces all prior understandings or agreements (if any) oral or written, with respect to the subject matter.

4.3	This Fourth Amendment may be executed in counterparts, each of which is deemed an original, but when taken together constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be signed by their duly authorized representatives as of the date first set forth above.

PREMIER ENTERTAINMENT II, LLC
d/b/a Newport Grand

By:	/s/ Craig Eaton

Name:	Craig Eaton
Title:	Senior VP

DIVISION OF LOTTERIES OF THE RHODE
ISLAND DEPARTMENT OF REVENUE

By:

Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be signed by their duly authorized representatives as of the date first set forth above.

PREMIER ENTERTAINMENT II, LLC
d/b/a Newport Grand

By:

Name:	Craig Eaton
Title:	Senior VP

DIVISION OF LOTTERIES OF THE RHODE

ISLAND DEPARTMENT OF REVENUE

By:	/s/ Gerald S. Aubin

Name:	Gerald S. Aubin
Title:	Director